SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ______________________

                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

   DATE OF REPORT:           August 14, 1998
                   (Date of the earliest event reported)


                     Home Products International, Inc.
          (Exact name of registrant as specified in its charter)



    Delaware                           0-17237          36-4147027
   (State or other jurisdiction of  (Commission       I.R.S. Employer
   Incorporation or organization)    File Number)    Identification No.


   4501 West 47th Street  Chicago, IL                        60632
   (Address of principal executive offices)                (Zip Code)


   Registrant's telephone number, including area code: (773) 890-1010

   ITEM 5.  OTHER EVENTS

        Home Products International, Inc. ("HPI"  or the " Company" ), a

   leading consolidator within the housewares industry, completed its acquisition of certain assets, which comprised Elk Grove, IL - based

   Tenex Corporation's consumer storage product line, on August 14, 1998 in an all cash transaction.  Funds for the $16.4 million purchase price were obtained from the Company's $100.0 million revolving credit facility.


        Assets acquired in the acquisition consisted of plastic

   injection molds, inventory, the rights to existing patents, design ideas and design ideas already under construction and the right to use the Tenex trade name for one year.  No machinery, equipment or employees were acquired in the transaction.

        The products that will be produced using the molds and the patents acquired, consist of plastic storage bins, rolling carts and a stacking drawer system.  In addition to the assets purchased, HPI entered into a manufacturing agreement whereby Tenex Corporation will manufacture the products until March 1999.


        All products will be marketed by HPI's existing sales network,

   and sold through mass-market trade channels. Sales of these products during privately held Tenex's fiscal year ended April 30, 1998 totaled $25.0 million.


   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

   a)   Financial statements of business acquired:

        No financial statements are required as the assets acquired did not constitute a business, nor were the assets acquired a

        significant amount of assets, as defined by S.E.C. Regulation.

   c)   Exhibits


        None.

                                 SIGNATURE


        Pursuant to the requirement of the Securities Exchange Act of

   1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 HOME PRODUCTS INTERNATIONAL, INC.


                                 BY:  /s/  James E. Winslow
                                      James E. Winslow
                                      Executive VP & CFO




   Dated: September 3, 1998